Exhibit 99.1

ACTIVISION BLIZZARD ANNOUNCES SECOND QUARTER 2013 FINANCIAL RESULTS

Company Was #1 Third-Party Publisher With The Top Two Best-Selling Games in North America and Europe Combined For First Six Months of 2013(1)

Santa Monica, CA — August 1, 2013 — Activision Blizzard, Inc. (Nasdaq: ATVI) today announced financial results for the second quarter of 2013.

	Second Quarter
(in millions, except EPS)	2013	Prior Outlook*	2012
GAAP
Net Revenues	$1,050	$980	$1,075
EPS	$0.28	$0.21	$0.16
Non-GAAP
Net Revenues	$608	$590	$1,054
EPS	$0.08	$0.05	$0.20

*Prior outlook was provided by the company on May 8, 2013 in its earnings release

For the quarter ended June 30, 2013, Activision Blizzard’s GAAP net revenues were $1.05 billion, as compared with $1.08 billion for the second quarter of 2012.  On a non-GAAP basis, the company’s net revenues were $608 million, as compared with $1.05 billion for the second quarter of 2012.  For the second quarter, GAAP net revenues from digital channels were $387 million and represented 37% of the company’s total revenues.  On a non-GAAP basis, net revenues from digital channels were $383 million and represented a record 63% of the company’s total revenues.

For the quarter ended June 30, 2013, Activision Blizzard’s GAAP earnings per diluted share were $0.28, as compared with $0.16 for the second quarter of 2012.  On a non-GAAP basis, the company’s earnings per diluted share were $0.08, as compared with $0.20 for the second quarter of 2012.

The company reports results on both a GAAP and a non-GAAP basis.  Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results.

Activision Announces Q2 2013 Earnings Results

Bobby Kotick, Chief Executive Officer of Activision Blizzard, said, “We are pleased with our second-quarter results, which confirm the preliminary results we released last week when we announced our transaction with Vivendi. The agreement we reached with Vivendi will make us an independent company and should deliver meaningful earnings per share accretion to our shareholders. Our solid performance across our franchises and strong digital sales, including continued significant growth this quarter in our Call of Duty® downloadable content business over the previous year, validate our belief that we will enter this new period of independence in a position to leverage the flexibility and focus that it provides.”

Kotick added, “On a GAAP and non-GAAP basis, we delivered strong quarterly and first half net revenues, operating income, and earnings.  Year to date, we generated a record $434 million in operating cash flow. However, despite this strength in the front half of the year, we remain cautious about the back half. The issues we previously identified, including increased competition in the second half of the year and uncertainties surrounding the console transition, remain on the horizon. We are confident that we will continue to successfully navigate industry challenges and find new opportunities to provide superior returns to our shareholders.”

Selected Business Highlights:

•                  For the first six months of 2013, Activision Blizzard was the #1 third-party publisher in North America and Europe combined.(1)

•                  For the first six months of 2013, Activision Blizzard had the top-two best-selling games in North America and Europe combined, with Activision Publishing’s Skylanders® Giants™ and Call of Duty: Black Ops II.(1)

•                  In both North America and Europe, Activision Publishing’s Skylanders Giants was the #1 best-selling console and hand-held game overall in dollars for the first six months of 2013.(1)

•                  As of July 31, 2013, the Skylanders franchise has generated, life-to-date, more than $1.5 billion in worldwide retail sales.(1)

•                  As of June 30, 2013, Blizzard Entertainment’s World of Warcraft® remains the #1 subscription-based MMORPG, with approximately 7.7 million subscribers.(2)

•                  On July 25, 2013, Activision Blizzard announced that it reached an agreement under which the company will acquire approximately 429 million company shares and certain tax attributes from Vivendi, in exchange for approximately $5.83 billion in cash, or $13.60 per share acquired before taking into account any future benefit from these tax attributes. In a related transaction, ASAC II LP, an investment vehicle led by CEO Bobby Kotick and Activision Blizzard Co-Chairman Brian Kelly, will purchase approximately 172 million company shares from Vivendi for approximately $2.34 billion in cash, or $13.60 per share.  Following the completion of the transactions, which are expected to close by the end of September 2013, Vivendi will no longer be the majority shareholder, but will retain a stake of approximately 83 million shares, or approximately 12%.

Activision Announces Q2 2013 Earnings Results

•                  During the quarter, Activision Blizzard paid a cash dividend of $0.19 per common share, totaling $216 million, to shareholders of record at the close of business on March 20, 2013.

Company Outlook:

On July 2, 2013, Activision Publishing released Call of Duty: Black Ops II Vengeance, a downloadable map pack for the Xbox 360® video game system from Microsoft.  The company expects to release Call of Duty: Black Ops II Vengeance on other platforms later in the third quarter of 2013.

On September 3, 2013, Blizzard Entertainment expects to release Diablo® III for Sony’s PlayStation® 3 computer entertainment system and the Xbox 360 video game system from Microsoft.

Based on its second quarter results, Activision Blizzard is raising its full year GAAP outlook. The company’s third quarter and full year net revenue and earnings per share outlook are as follows and do not include any potential impact from the transaction with Vivendi announced on July 25, 2013 and described above:

(in millions, except EPS)	GAAP Outlook	Prior* GAAP Outlook	Non-GAAP Outlook	Prior* Non- GAAP Outlook

CY 2013
Net Revenues	$4,310	$4,220	$4,250	$4,250
EPS	$0.77	$0.73	$0.82	$0.82

Q3 2013
Net Revenues	$635	n/a	$585	n/a
EPS	$0.03	n/a	$0.03	n/a

* Prior outlook was provided by the company on May 8, 2013 in its earnings release

Activision Announces Q2 2013 Earnings Results

The company estimates that, if and when completed, the recently announced transaction with Vivendi will be accretive to full year pro-forma earnings per share.  For additional information and pro-forma results, please refer to the table at the back of this press release.

Conference Call

Today at 4:30 p.m. EDT, Activision Blizzard’s management will host a conference call and Webcast to discuss the company’s results for the quarter ended June 30, 2013 and management’s outlook for the remainder of the calendar year. The company welcomes all members of the financial and media communities and other interested parties to visit the “Investor Relations” area of www.activisionblizzard.com to listen to the conference call via live Webcast or to listen to the call live by dialing into 888-339-3466 in the U.S. with passcode 3585535.

About Activision Blizzard

Activision Blizzard, Inc. is the world’s largest and most profitable independent interactive entertainment publishing company. It develops and publishes some of the most successful and beloved entertainment franchises in any medium, including Call of Duty, Skylanders,World of Warcraft, StarCraft® and Diablo. Headquartered in Santa Monica California, it maintains operations throughout the United States, Europe, and Asia. Activision Blizzard develops and publishes games on all leading interactive platforms and its games are available in most countries around the world. More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

(1) According to The NPD Group and Gfk Chart-Track and Activision Blizzard internal estimates, including toys and accessories

(2) According to Activision Blizzard internal estimates

Subscriber Definition:  World of Warcraft subscribers include individuals who have paid a subscription fee or have an active prepaid card to play World of Warcraft, as well as those who have purchased the game and are within their free month of access. Internet Game Room players who have accessed the game over the last thirty days are also counted as subscribers. The above definition excludes all players under free promotional subscriptions, expired or cancelled subscriptions, and expired prepaid cards. Subscribers in licensees’ territories are defined along the same rules.

Non-GAAP Financial Measures:  As a supplement to our financial measures presented in accordance with Generally Accepted Accounting Principles (“GAAP”), Activision Blizzard presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP.  In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.

Activision Blizzard provides net revenues, net income (loss), earnings (loss) per share and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) certain items. The non-GAAP financial measures exclude the following items, as applicable in any given reporting period:

Activision Announces Q2 2013 Earnings Results

•                  the change in deferred net revenue and related cost of sales with respect to certain of the company’s online-enabled games;

•                  expenses related to stock-based compensation;

•                  the amortization of intangibles from purchase price accounting;

•                  one-time fees and expenses related to repurchase of the Company’s shares from Vivendi and related debt financing transactions; and

•                  the income tax adjustments associated with any of the above items.

In the future, Activision Blizzard may also consider whether other significant non-recurring items should also be excluded in calculating the non-GAAP financial measures used by the company.  Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance.  In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook.  Internally, management uses these non-GAAP financial measures in assessing the company’s operating results, as well as in planning and forecasting.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net revenues, non-GAAP net income, non-GAAP earnings per share, and non-GAAP operating margin do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering Activision Blizzard’s GAAP, as well as non-GAAP, results and outlook, and by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

In addition to the reasons stated above, which are generally applicable to each of the items Activision Blizzard excludes from its non-GAAP financial measures, there are additional specific reasons why the company believes it is appropriate to exclude the change in deferred net revenue and related cost of sales with respect to certain of the company’s online-enabled games.

Since Activision Blizzard has determined that some of our games’ online functionality represents an essential component of gameplay and, as a result, a more-than-inconsequential separate deliverable, we recognize revenue attributed to these game titles over their estimated service periods, which may range from five months to a maximum of less than a year. The related cost of sales is deferred and recognized as the related revenues are recognized. Internally, management excludes the impact of this change in deferred net revenue and related cost of sales in its non-GAAP financial measures when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.

Management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with our customers, which is consistent with the way the company is measured by investment analysts and industry data sources. In addition, excluding the change in deferred net revenue and the related cost of sales provides a much more timely indication of trends in our operating results.

Cautionary Note Regarding Forward-looking Statements:  Information in this press release that involves Activision Blizzard’s expectations, plans, intentions or strategies regarding the future, including statements under the heading “Company Outlook,” are forward-looking statements that are not facts and involve a number of risks and uncertainties.    Activision Blizzard generally uses words such as “outlook,” “will,”  “could,” “should,” “would,” “might,” “to be,” “plans,” “believes,” “may,” “expects,” “intends,” “anticipates,” “estimate,” “future,” “plan,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming” and similar expressions to identify forward-looking statements.

Activision Announces Q2 2013 Earnings Results

Factors that could cause Activision Blizzard’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, but are not limited to, sales levels of Activision Blizzard’s titles, increasing concentration of titles, shifts in consumer spending trends, the impact of the current macroeconomic environment, Activision Blizzard’s ability to predict consumer preferences, including interest in specific genres such as first-person action and massively multiplayer online games and preferences among hardware platforms, the seasonal and cyclical nature of the interactive game market, changing business models including digital delivery of content, competition, including from used games and other forms of entertainment, possible declines in software pricing, product returns and price protection, product delays, adoption rate and availability of new hardware (including peripherals) and related software, particularly during the upcoming console transition, rapid changes in technology and industry standards, the current regulatory environment, litigation risks and associated costs, protection of proprietary rights, maintenance of relationships with key personnel, customers, licensees, licensors, vendors, and third-party developers, including the ability to attract, retain and develop key personnel and developers that can create high quality “hit” titles, counterparty risks relating to customers, licensees, licensors and manufacturers, domestic and international economic, financial and political conditions and policies, foreign exchange rates and tax rates, the identification of suitable future acquisition opportunities and potential challenges associated with geographic expansion, capital market risks, the possibility that expected benefits related to the pending transactions with Vivendi and ASAC II LP may not materialize as expected, the pending transactions not being timely completed, if completed at all, and the other factors identified in the risk factors section of Activision Blizzard’s most recent annual report on Form 10-K, as amended and our quarterly report on Form 10-Q for the quarter ended June 30, 2013,.   The forward-looking statements in this release are based upon information available to Activision Blizzard as of the date of this release, and Activision Blizzard assumes no obligation to update any such forward-looking statements.  Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of the future performance of Activision Blizzard and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

###

(Tables to Follow)

For Information Contact:

Kristin Southey	Maryanne Lataif
SVP, Investor Relations	SVP, Corporate Communications
(310) 255-2635	(310) 255-2704
ksouthey@activision.com	mlataif@activision.com

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net revenues:
Product sales	$727	$798	$1,717	$1,672
Subscription, licensing and other revenues (1)	323	277	658	575
Total net revenues	1,050	1,075	2,375	2,247

Costs and expenses:
Cost of sales - product costs	179	229	440	486
Cost of sales - online subscriptions	54	71	111	140
Cost of sales - software royalties and amortization	38	57	99	88
Cost of sales - intellectual property licenses	14	20	52	27
Product development	123	145	247	259
Sales and marketing	116	136	223	216
General and administrative	96	190	186	291
Total costs and expenses	620	848	1,358	1,507
Operating income	430	227	1,017	740
Investment and other income (expense), net	—	2	3	3
Income before income tax expense	430	229	1,020	743
Income tax expense	106	44	240	174
Net income	$324	$185	$780	$569

Basic earnings per common share	$0.28	$0.16	$0.68	$0.50
Weighted average common shares outstanding	1,118	1,109	1,116	1,115

Diluted earnings per common share (2)	$0.28	$0.16	$0.68	$0.50
Weighted average common shares outstanding assuming dilution	1,127	1,115	1,124	1,121

(1) Subscription, licensing and other revenues represents revenues from World of Warcraft subscriptions, Call of Duty Elite memberships, licensing royalties from our products and franchises, value-added services, downloadable content, and other miscellaneous revenues.

(2) The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. We had, on a weighted-average basis, participating securities of approximately 24 million and 25 million for the three and six months ended June 30, 2013, respectively. We had, on a weighted-average basis, participating securities of approximately 24 million and 22 million for the three and six months ended June 30, 2012, respectively.  Net income attributable to Activision Blizzard Inc. common shareholders used to calculate earnings per common share assuming dilution was $318 million and $764 million for the three and six months ended June 30, 2013 as compared to the total net income of $324 million and $780 million for the same periods, respectively. Net income attributable to Activision Blizzard Inc. common shareholders used to calculate earnings per common share assuming dilution was $181 million and $558 million for the three and six months ended June 30, 2012 as compared to total net income of $185 million and $569 million for the same periods, respectively.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in millions)

	June 30,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$4,341	$3,959
Short-term investments	205	416
Accounts receivable, net	117	707
Inventories, net	131	209
Software development	304	164
Intellectual property licenses	11	11
Deferred income taxes, net	335	487
Other current assets	185	321
Total current assets	5,629	6,274
Long-term investments	9	8
Software development	35	129
Intellectual property licenses	—	30
Property and equipment, net	132	141
Other assets	10	11
Intangible assets, net	61	68
Trademark and trade names	433	433
Goodwill	7,102	7,106
Total assets	$13,411	$14,200

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$139	$343
Deferred revenues	665	1,657
Accrued expenses and other liabilities	389	652
Total current liabilities	1,193	2,652
Deferred income taxes, net	77	25
Other liabilities	206	206
Total liabilities	1,476	2,883

Shareholders’ equity:
Common stock	—	—
Additional paid-in capital	9,541	9,450
Retained earnings	2,456	1,893
Accumulated other comprehensive income (loss)	(62)	(26)
Total shareholders’ equity	11,935	11,317
Total liabilities and shareholders’ equity	$13,411	$14,200

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except earnings per share data)

Three months ended June 30, 2013		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online Subscriptions	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$1,050	$179	$54	$38	$14	$123	$116	$96	$620
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(442)	(77)	—	(26)	(1)	—	—	—	(104)
Less: Stock-based compensation	(b)	—	—	—	(3)	—	(7)	(2)	(12)	(24)
Less: Amortization of intangible assets	(c)	—	—	—	—	(3)	—	—	—	(3)
Non-GAAP Measurement		$608	$102	$54	$9	$10	$116	$114	$84	$489

Three months ended June 30, 2013		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$430	$324	$0.28	$0.28
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(338)	(251)	(0.22)	(0.22)
Less: Stock-based compensation	(b)	24	15	0.01	0.01
Less: Amortization of intangible assets	(c)	3	2	—	—
Non-GAAP Measurement		$119	$90	$0.08	$0.08

Six months ended June 30, 2013		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online Subscriptions	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$2,375	$440	$111	$99	$52	$247	$223	$186	$1,358
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(962)	(192)	—	(60)	(3)	—	—	—	(255)
Less: Stock-based compensation	(b)	—	—	—	(8)	—	(13)	(4)	(25)	(50)
Less: Amortization of intangible assets	(c)	—	—	—	—	(6)	—	—	—	(6)
Non-GAAP Measurement		$1,413	$248	$111	$31	$43	$234	$219	$161	$1,047

Six months ended June 30, 2013		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$1,017	$780	$0.68	$0.68
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(707)	(528)	(0.46)	(0.46)
Less: Stock-based compensation	(b)	50	32	0.03	0.03
Less: Amortization of intangible assets	(c)	6	4	—	—
Non-GAAP Measurement		$366	$288	$0.25	$0.25

(a) Reflects the net change in deferred net revenues and related cost of sales.

(b) Includes expense related to stock-based compensation.

(c) Reflects amortization of intangible assets from purchase price accounting.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. Net income attributable to Activision Blizzard common shareholders used to calculate non-GAAP earnings per common share assuming dilution was $88 million and $282 million for the three and six months ended June 30, 2013 as compared to the total non-GAAP net income of $90 million and $288 million for the same periods, respectively.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except earnings per share data)

Three months ended June 30, 2012		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online Subscriptions	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$1,075	$229	$71	$57	$20	$145	$136	$190	$848
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(21)	(61)	—	—	—	—	—	—	(61)
Less: Stock-based compensation	(b)	—	—	—	(3)	—	(5)	(1)	(22)	(31)
Less: Amortization of intangible assets	(c)	—	—	—	—	(2)	—	—	—	(2)
Non-GAAP Measurement		$1,054	$168	$71	$54	$18	$140	$135	$168	$754

Three months ended June 30, 2012		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$227	$185	$0.16	$0.16
Less: Net effect from deferral in net revenues and related cost of sales	(a)	40	17	0.02	0.02
Less: Stock-based compensation	(b)	31	21	0.02	0.02
Less: Amortization of intangible assets	(c)	2	1	—	—
Non-GAAP Measurement		$300	$224	$0.20	$0.20

Six months ended June 30, 2012		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online Subscriptions	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$2,247	$486	$140	$88	$27	$259	$216	$291	$1,507
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(606)	(181)	—	(17)	(1)	—	—	—	(199)
Less: Stock-based compensation	(b)	—	—	—	(6)	—	(9)	(4)	(33)	(52)
Less: Amortization of intangible assets	(c)	—	—	—	—	(5)	—	—	—	(5)
Non-GAAP Measurement		$1,641	$305	$140	$65	$21	$250	$212	$258	$1,251

Six months ended June 30, 2012		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$740	$569	$0.50	$0.50
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(407)	(317)	(0.28)	(0.28)
Less: Stock-based compensation	(b)	52	36	0.03	0.03
Less: Amortization of intangible assets	(c)	5	3	—	—
Non-GAAP Measurement		$390	$291	$0.26	$0.25

(a) Reflects the net change in deferred net revenues and related cost of sales.

(b) Includes expense related to stock-based compensation.

(c) Reflects amortization of intangible assets from purchase price accounting.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. Net income attributable to Activision Blizzard Inc. common shareholders used to calculate non-GAAP earnings per common share assuming dilution was $219 million and $285 million for the three and six months ended June 30, 2012 as compared to total non-GAAP net income of $224 million and $291 million for the same periods, respectively.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three And Six Months Ended June 30, 2013 and 2012

(Amounts in millions)

	Three Months Ended
	June 30, 2013		June 30, 2012		$ Increase	% Increase
	Amount	% of Total(4)	Amount	% of Total(4)	(Decrease)	(Decrease)
GAAP Net Revenues by Distribution Channel
Retail channels	$626	60%	$685	64%	$(59)	(9)%
Digital online channels(1)	387	37	343	32	44	13
Total Activision and Blizzard	1,013	96	1,028	96	(15)	(1)

Distribution	37	4	47	4	(10)	(21)
Total consolidated GAAP net revenues	1,050	100	1,075	100	(25)	(2)

Change in Deferred Net Revenues(2)
Retail channels	(438)		(175)
Digital online channels(1)	(4)		154
Total changes in deferred net revenues	(442)		(21)

Non-GAAP Net Revenues by Distribution Channel
Retail channels	188	31	510	48	(322)	(63)
Digital online channels(1)	383	63	497	47	(114)	(23)
Total Activision and Blizzard	571	94	1,007	96	(436)	(43)

Distribution	37	6	47	4	(10)	(21)
Total non-GAAP net revenues(3)	$608	100%	$1,054	100%	$(446)	(42)%

	Six Months Ended
	June 30, 2013		June 30, 2012		$ Increase	% Increase
	Amount	% of Total(4)	Amount	% of Total(4)	(Decrease)	(Decrease)
GAAP Net Revenues by Distribution Channel
Retail channels	$1,522	64%	$1,479	66%	$43	3%
Digital online channels(1)	765	32	656	29	109	17
Total Activision and Blizzard	2,287	96	2,135	95	152	7

Distribution	88	4	112	5	(24)	(21)
Total consolidated GAAP net revenues	2,375	100	2,247	100	128	6

Change in Deferred Net Revenues(2)
Retail channels	(1,009)		(746)
Digital online channels(1)	47		140
Total changes in deferred net revenues	(962)		(606)

Non-GAAP Net Revenues by Distribution Channel
Retail channels	513	36	733	45	(220)	(30)
Digital online channels(1)	812	57	796	49	16	2
Total Activision and Blizzard	1,325	94	1,529	93	(204)	(13)

Distribution	88	6	112	7	(24)	(21)
Total non-GAAP net revenues(3)	$1,413	100%	$1,641	100%	$(228)	(14)%

(1) Net revenues from digital online channel represent revenues from subscriptions and memberships, licensing royalties, value-added services, downloadable content, digitally distributed products, and wireless devices.

(2) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(3) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

(4) The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months Ended June 30, 2013 and 2012

(Amounts in millions)

	Three Months Ended
	June 30, 2013		June 30, 2012		$ Increase	% Increase
	Amount	% of Total(6)	Amount	% of Total(6)	(Decrease)	(Decrease)
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions(1)	$233	22%	$220	20%	$13	6%
PC	100	10	151	14	(51)	(34)
Sony PlayStation 3	265	25	234	22	31	13
Microsoft Xbox 360	307	29	248	23	59	24
Nintendo Wii and Wii U	18	2	32	3	(14)	(44)
Total console(2)	590	56	514	48	76	15
Other(5)	90	9	143	13	(53)	(37)
Total Activision and Blizzard	1,013	96	1,028	96	(15)	(1)

Distribution:
Total Distribution	37	4	47	4	(10)	(21)
Total consolidated GAAP net revenues	1,050	100	1,075	100	(25)	(2)

Change in Deferred Net Revenues(3)
Activision and Blizzard:
Online subscriptions(1)	(39)		(21)
PC	(57)		314
Sony PlayStation 3	(166)		(137)
Microsoft Xbox 360	(175)		(162)
Nintendo Wii and Wii U	(5)		(12)
Total console(2)	(346)		(311)
Other(5)	—		(3)
Total changes in deferred net revenues	(442)		(21)

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions(1)	194	32	199	19	(5)	(3)
PC	43	7	465	44	(422)	(91)
Sony PlayStation 3	99	16	97	9	2	2
Microsoft Xbox 360	132	22	86	8	46	53
Nintendo Wii and Wii U	13	2	20	2	(7)	(35)
Total console(2)	244	40	203	19	41	20
Other(5)	90	15	140	13	(50)	(36)
Total Activision and Blizzard	571	94	1,007	96	(436)	(43)

Distribution:
Total Distribution	37	6	47	4	(10)	(21)
Total non-GAAP net revenues(4)	$608	100%	$1,054	100%	$(446)	(42)%

(1) Revenue from online subscriptions consists of revenue from all World of Warcraft products, including subscriptions, boxed products, expansion packs, licensing royalties, and value-added services.  It also includes revenues from Call of Duty Elite memberships.

(2) Downloadable content and their related revenues are included in each respective console platforms and total console.

(3) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(4) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

(5) Revenue from other includes revenues from handheld and mobile devices, as well as non-platform specific game related revenues such as standalone sales of toys and accessories products from the Skylanders franchise and other physical merchandise and accessories.

(6) The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Six Months Ended June 30, 2013 and 2012

(Amounts in millions)

	Six Months Ended
	June 30, 2013		June 30, 2012		$ Increase	% Increase
	Amount	% of Total(6)	Amount	% of Total(6)	(Decrease)	(Decrease)
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions(1)	$508	21%	$475	21%	$33	7%
PC	195	8	198	9	(3)	(2)
Sony PlayStation 3	609	26	536	24	73	14
Microsoft Xbox 360	689	29	584	26	105	18
Nintendo Wii and Wii U	41	2	83	4	(42)	(51)
Total console(2)	1,339	56	1,203	54	136	11
Other(5)	245	10	259	12	(14)	(5)
Total Activision and Blizzard	2,287	96	2,135	95	152	7

Distribution:
Total Distribution	88	4	112	5	(24)	(21)
Total consolidated GAAP net revenues	2,375	100	2,247	100	128	6

Change in Deferred Net Revenues(3)
Activision and Blizzard:
Online subscriptions(1)	(85)		(27)
PC	(29)		292
Sony PlayStation 3	(416)		(400)
Microsoft Xbox 360	(421)		(439)
Nintendo Wii and Wii U	(10)		(26)
Total console(2)	(847)		(865)
Other(5)	(1)		(6)
Total changes in deferred net revenues	(962)		(606)

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions(1)	423	30	448	27	(25)	(6)
PC	166	12	490	30	(324)	(66)
Sony PlayStation 3	193	14	136	8	57	42
Microsoft Xbox 360	268	19	145	9	123	85
Nintendo Wii and Wii U	31	2	57	3	(26)	(46)
Total console(2)	492	35	338	21	154	46
Other(5)	244	17	253	15	(9)	(4)
Total Activision and Blizzard	1,325	94	1,529	93	(204)	(13)

Distribution:
Total Distribution	88	6	112	7	(24)	(21)
Total non-GAAP net revenues(4)	$1,413	100%	$1,641	100%	$(228)	(14)%

(1) Revenue from online subscriptions consists of revenue from all World of Warcraft products, including subscriptions, boxed products, expansion packs, licensing royalties, and value-added services.  It also includes revenues from Call of Duty Elite memberships.

(2) Downloadable content and their related revenues are included in each respective console platforms and total console.

(3) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(4) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

(5) Revenue from other includes revenues from handheld and mobile devices, as well as non-platform specific game related revenues such as standalone sales of toys and accessories products from the Skylanders franchise and other physical merchandise and accessories.

(6) The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months Ended June 30, 2013 and 2012

(Amounts in millions)

	Three Months Ended
	June 30, 2013		June 30, 2012		$ Increase	% Increase
	Amount	% of Total(3)	Amount	% of Total(3)	(Decrease)	(Decrease)
GAAP Net Revenues by Geographic Region
North America	$562	54%	$562	52%	$—	—%
Europe	402	38	403	37	(1)	—
Asia Pacific	86	8	110	10	(24)	(22)
Total consolidated GAAP net revenues	1,050	100	1,075	100	(25)	(2)

Change in Deferred Net Revenues(1)
North America	(248)		(79)
Europe	(161)		(9)
Asia Pacific	(33)		67
Total changes in net revenues	(442)		(21)

Non-GAAP Net Revenues by Geographic Region
North America	314	52	483	46	(169)	(35)
Europe	241	40	394	37	(153)	(39)
Asia Pacific	53	9	177	17	(124)	(70)
Total non-GAAP net revenues(2)	$608	100%	$1,054	100%	$(446)	(42)%

	Six Months Ended
	June 30, 2013		June 30, 2012		$ Increase	% Increase
	Amount	% of Total(3)	Amount	% of Total(3)	(Decrease)	(Decrease)
GAAP Net Revenues by Geographic Region
North America	$1,300	55%	$1,163	52%	$137	12%
Europe	889	37	888	40	1	—
Asia Pacific	186	8	196	9	(10)	(5)
Total consolidated GAAP net revenues	2,375	100	2,247	100	128	6

Change in Deferred Net Revenues(1)
North America	(563)		(409)
Europe	(330)		(235)
Asia Pacific	(69)		38
Total changes in net revenues	(962)		(606)

Non-GAAP Net Revenues by Geographic Region
North America	737	52	754	46	(17)	(2)
Europe	559	40	653	40	(94)	(14)
Asia Pacific	117	8	234	14	(117)	(50)
Total non-GAAP net revenues(2)	$1,413	100%	$1,641	100%	$(228)	(14)%

(1) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(2) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

(3) The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

For the Three And Six Months Ended June 30, 2013 and 2012

(Amounts in millions)

	Three Months Ended
	June 30, 2013		June 30, 2012		$ Increase	% Increase
	Amount	% of Total(4)	Amount	% of Total(4)	(Decrease)	(Decrease)
Segment net revenues:
Activision(1)	$347	33%	$373	35%	$(26)	(7)%
Blizzard(2)	224	21	634	59	(410)	(65)
Distribution(3)	37	4	47	4	(10)	(21)
Operating segment total	608	58	1,054	98	(446)	(42)

Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	442	42	21	2
Consolidated net revenues	$1,050	100%	$1,075	100%	$(25)	(2)%

Segment income from operations:
Activision(1)	$60		$(71)		$131	185%
Blizzard(2)	60		371		(311)	(84)
Distribution(3)	(1)		—		(1)	—
Operating segment total	119		300		(181)	(60)

Reconciliation to consolidated operating income and consolidated income before income tax expense:
Net effect from deferral of net revenues and related cost of sales	338		(40)
Stock-based compensation expense	(24)		(31)
Amortization of intangible assets	(3)		(2)
Consolidated operating income	430		227		203	89
Investment and other income (expense), net	—		2
Consolidated income before income tax expense	$430		$229		$201	88%

Operating margin from total operating segments	20%		28%

	Six Months Ended
	June 30, 2013		June 30, 2012		$ Increase	% Increase
	Amount	% of Total(4)	Amount	% of Total(4)	(Decrease)	(Decrease)
Segment net revenues:
Activision(1)	$771	32%	$645	29%	$126	20%
Blizzard(2)	554	23	884	39	(330)	(37)
Distribution(3)	88	4	112	5	(24)	(21)
Operating segment total	1,413	59	1,641	73	(228)	(14)

Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	962	41	606	27
Consolidated net revenues	$2,375	100%	$2,247	100%	$128	6%

Segment income from operations:
Activision(1)	$173		$(70)		$243	NM %
Blizzard(2)	194		460		(266)	(58)
Distribution(3)	(1)		—		(1)	—
Operating segment total	366		390		(24)	(6)

Reconciliation to consolidated operating income and consolidated income before income tax expense:
Net effect from deferral of net revenues and related cost of sales	707		407
Stock-based compensation expense	(50)		(52)
Amortization of intangible assets	(6)		(5)
Consolidated operating income	1,017		740		277	37
Investment and other income (expense), net	3		3
Consolidated income before income tax expense	$1,020		$743		$277	37%

Operating margin from total operating segments	26%		24%

(1) Activision Publishing (“Activision”) — publishes interactive entertainment products and contents.

(2) Blizzard — Blizzard Entertainment, Inc. and its subsidiaries (“Blizzard”) publishes PC games and online subscription-based games in the MMORPG category.

(3) Activision Blizzard Distribution (“Distribution”) — distributes interactive entertainment software and hardware products.

(4) The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

2013 Earnings Per Share

Actual Results For the Quarters Ending March 31 and June 30, 2013

Outlook for the Quarters Ending September 30 and December 31, 2013 and Year Ending December 31, 2013

On a Pre-transaction1, Post-transaction, as reported2, and Pro-forma3 Basis (as applicable)

	Quarter Ending	Quarter Ending	Outlook for Quarter Ending	Outlook for Quarter Ending	Outlook for Year Ending
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	December 31, 2013

Pre-transaction [1]

Earnings Per Diluted Share (GAAP)	$0.40	$0.28	$0.03	$0.06	$0.77

Earnings Per Diluted Share (Non-GAAP)	$0.17	$0.08	$0.03	$0.54	$0.82

Fully Diluted Weighted Average Shares (in billions)	1.15	1.15	1.17	1.17	1.16

Post-transaction, as reported [2]

Earnings Per Diluted Share (GAAP) [4]				$0.01-0.04	$0.80-0.82

Earnings Per Diluted Share (Non-GAAP) [4]				$0.76-0.79	$0.85-0.87

Fully Diluted Weighted Average Shares (in billions (“B”) or millions (“M”), as noted)				743M	1.05B

Pro-forma [3]

Earnings Per Diluted Share (GAAP) [4]					$0.91-0.99

Earnings Per Diluted Share (Non-GAAP) [4]					$1.01-1.09

Fully Diluted Weighted Average Shares (in millions)					725

1 Without giving effect to proposed transactions with Vivendi.

2 Post-transaction, as reported assumes the transaction and its related financial impact (including interest expense from debt, associated fees and expenses, and lower weighted average share count as a result of the share repurchase) commences on September 30, 2013.

3 Pro-forma assumes the transaction and its related financial impact (including interest expense from debt, associated fees and expenses, and lower weighted average share count as a result of the share repurchase) commences on January 1, 2013.

4 The range reflects our expectation on interest expense from the debt.

GAAP and non-GAAP earnings (loss) per share (EPS) information is presented as calculated. The sum of quarterly EPS would not result in the full year EPS as the number of shares are on a weighted average basis. Fully diluted weighted average shares include participating securities and dilutive options on a weighted average basis.

GAAP to Non-GAAP reconciliation tables are presented separately.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

Actual Results For the Quarters Ending March 31 and June 30, 2013

Outlook for the Quarters Ending September 30 and December 31, 2013 and Year Ending December 31, 2013 on a Pre-transaction* Basis

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

				Outlook for	Outlook for	Outlook for
		Quarter Ending	Quarter Ending	Quarter Ending	Quarter Ending	Year Ending
Pre-transaction *		March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	December 31, 2013

Net Revenues (GAAP)		$1,324	$1,050	$635	$1,300	$4,310

Excluding the impact of:
Change in deferred net revenues	(a)	(520)	(442)	(50)	952	(60)

Non-GAAP Net Revenues		$804	$608	$585	$2,252	$4,250

Earnings Per Diluted Share (GAAP)		$0.40	$0.28	$0.03	$0.06	$0.77

Excluding the impact of:
Net effect from deferral in net revenues and related cost of sales	(b)	(0.24)	(0.22)	(0.03)	0.44	(0.04)
Stock-based compensation	(c)	0.02	0.01	0.02	0.02	0.07
Amortization of intangible assets	(d)	—	—	—	0.01	0.01
Fees and other expenses related to the transaction	(e)	—	—	0.01	—	0.01

Earnings Per Diluted Share (Non-GAAP)		$0.17	$0.08	$0.03	$0.54	$0.82

(a) Reflects the net change in deferred net revenues.

(b) Reflects the net change in deferred net revenues and related cost of sales.

(c) Reflects expenses related to stock-based compensation.

(d) Reflects amortization of intangible assets from purchase price accounting.

(e) Reflects fees and other expenses related to the transaction.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

* Without giving effect to proposed transactions with Vivendi.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES OUTLOOK

For the Quarter and Year Ending December 31, 2013 on a Post-transaction, As Reported* Basis

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

		Outlook for		Outlook for
		Quarter Ending		Year Ending
Post-transaction, as reported *		December 31, 2013		December 31, 2013
		Low end of range	High end of range	Low end of range	High end of range

Earnings Per Diluted Share (GAAP)		$0.01	$0.04	$0.80	$0.82

Excluding the impact of:
Net effect from deferral in net revenues and related cost of sales	(a)	0.71	0.71	(0.04)	(0.04)
Stock-based compensation	(b)	0.03	0.03	0.07	0.07
Amortization of intangible assets	(c)	0.01	0.01	0.01	0.01
Fees and other expenses related to the transaction	(d)	—	—	0.01	0.01

Earnings Per Diluted Share (Non-GAAP)		$0.76	$0.79	$0.85	$0.87

(a) Reflects the net change in deferred net revenues and related cost of sales.

(b) Reflects expenses related to stock-based compensation.

(c) Reflects amortization of intangible assets from purchase price accounting.

(d) Reflects fees and other expenses related to the transaction.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated.

The sum of these measures, as presented, may differ due to the impact of rounding.

* Post-transaction, as reported assumes the transaction and its related financial impact (including interest expenses from debt, associated fees and expenses, and lower weighted average share count as a result of the share repurchase) commences on September 30, 2013.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES OUTLOOK

For the Year Ending December 31, 2013 on a Pro-forma* Basis

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

		Outlook for
		Year Ending
Pro-forma *		December 31, 2013
		Low end of range	High end of range

Earnings Per Diluted Share (GAAP)		$0.91	$0.99

Excluding the impact of:
Net effect from deferral in net revenues and related cost of sales	(a)	(0.05)	(0.05)
Stock-based compensation	(b)	0.11	0.11
Amortization of intangible assets	(c)	0.02	0.02
Fees and other expenses related to the transaction	(d)	0.02	0.02

Earnings Per Diluted Share (Non-GAAP)		$1.01	$1.09

(a) Reflects the net change in deferred net revenues and related cost of sales.

(b) Reflects expenses related to stock-based compensation.

(c) Reflects amortization of intangible assets from purchase price accounting.

(d) Reflects fees and other expenses related to the transaction.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

* Pro-forma assumes the transaction and its related financial impact (including interest expenses from debt, associated fees and expenses, and lower weighted average share count as a result of the share repurchase) commences on January 1, 2013.